Exhibit 99.1

For Further Information:

Renee Ketels, 616-233-0500

InvestorRelations@PeakResorts.com

For Immediate Release

Peak Resorts Reports Results for Fourth-Quarter and Full-Year 2016

Wildwood, Missouri, July 14, 2016 – Peak Resorts, Inc. (NASDAQ: SKIS), a leading owner and operator of high-quality, individually branded ski resorts in the U.S., today reported results for the fourth quarter and full year of its 2016 fiscal year ended April 30, 2016.

Highlights include:

•	Revenue for fiscal 2016 was $95.7 million.
•	Fiscal 2016 net loss was $3.3 million, or 23 cents per share.
•	Reported EBITDA* for fiscal 2016 was $16.2 million.
•	Resort operating expenses were down $0.5 million for the full year.
•	During the spring, demand was strong for season passes for the 2016-2017 ski season; sales were up 40 percent in units and 29 percent in dollars over the prior year through April 30.
•	Resort offerings expanded through acquisition of Hunter Mountain; financial results of Hunter Mountain were included in Peak’s results starting on the date of the acquisition, January 6, 2016.

Timothy D. Boyd, president and chief executive officer, commented, “We faced significant weather challenges during the 2015/2016 ski season due to unseasonably warm weather in the Midwest and the Northeast, which ultimately caused a decrease in the total of overall visits to our resorts. However, the acquisition of Hunter Mountain in January 2016 helped to mitigate the detrimental impact of the warmer temperatures.

“Further, the weather negatively impacted the industry overall. According to the National Ski Areas Association (NSAA), there was a 28.1 percent decrease in total U.S. skier visits to Northeast resorts and a 16.7 percent decrease in total U.S. skier visits to Midwest resorts, as compared to a 25.0 percent combined decrease in skier visits to our Northeast and Midwest resorts in fiscal 2016.”

Boyd concluded, “As we reported in May, we are very pleased with the initial, positive reaction that customers had to our Peak Pass. This unique and affordable multi-resort product for skiers and riders in the Northeastern U.S. is a strong and compelling addition to our season pass offering. Further, it illustrates the positive options that Hunter Mountain provides for our skiers and tubers in the future.”

* See page 3 for Definitions of Non-GAAP Financial Measures

(dollars in thousands except per share data)	Three months ended April 30,		Year ended April 30,
	2016	2015	2016	2015

Revenues	$45,475	$47,047	$95,729	$104,858
Earnings (Loss) from operations	$14,174	$18,947	$5,169	$17,482
Net Earnings (Loss)	$13,493	$13,488	$(3,226)	$(1,854)
Loss per share (basic and diluted)	$0.50	$1.54	$(0.23)	$(0.22)
Weighted average shares outstanding	13,982	13,982	13,982	8,421
Reported EBITDA	$17,969	$21,489	$16,240	$25,400

Resort Operating Results

Stephen J. Mueller, Peak Resorts’ chief financial officer, noted, “The decrease in overall visits to our resorts during our traditional ski season, due to unseasonably warm weather, significantly impacted our revenues and operating results for both the fourth quarter and the full year of our fiscal 2016. Our acquisition of Hunter Mountain during the third quarter helped to offset the overall negative impact from the decreased visitor revenues.”

(dollars in thousands)	Three months ended April 30,		Year ended April 30,
	2016	2015	2016	2015

Revenues
Lift and tubing tickets	$24,824	$26,155	$45,541	$50,821
Food and beverage	$6,903	$7,782	$15,816	$18,927
Equipment rental	$3,682	$3,951	$7,036	$8,017
Ski instruction	$3,196	$3,272	$6,580	$7,242
Hotel/lodging	$3,117	$2,585	$7,972	$7,623
Retail	$1,972	$2,171	$4,560	$5,261
Summer activities	$-	$-	$4,309	$3,671
Other	$1,781	$1,131	$3,915	$3,296
Total	$45,475	$47,047	$95,729	$104,858

Mueller continued, “As we discussed in our recent news releases, we are exploring alternative sources of financing for future working capital needs to ensure we have financial flexibility.”

(dollars in thousands)	Three months ended April 30,		Year ended April 30,
	2016	2015	2016	2015

Resort operating expenses
Labor and labor related expenses	$12,920	$12,319	$39,331	$38,744
Retail and food and beverage cost of sales	$3,042	$3,710	$7,735	$9,571
Power and utilities	$3,113	$2,225	$6,839	$6,950
Other	$6,803	$5,621	$18,310	$17,405
Total	$25,879	$23,875	$72,215	$72,670

Financial Position

“We remain committed to providing shareholder value,” said Mueller. “However, as we’ve previously mentioned, the Board doesn’t believe that it is prudent to consider the issuance of a dividend while the EB-5 funds remain in escrow.”

Richard K. Deutsch, vice president, business and real estate development, and president of Mt. Snow, Ltd., added, “While we were very pleased that the United States Citizenship and Immigration Services (USCIS) approved our EB-5 program recently, we continue to wait eagerly for the first Petition to be approved. Once the first Petition is approved, the escrowed funds will be released. While we are in the final stage of this process, we have no direct insight into the government’s approval timeline.”

Quarterly Investor Call and Webcast

Peak Resorts will hold its year-end investor conference call/webcast on Thursday, July 14, 2016, at 9 a.m. EDT.

The call/webcast will be available via:

Webcast:ir.peakresorts.com on the Events page

Conference Call:877-292-0959 (domestic) or 412-542-4158 (international)

A replay will be available on the Peak Resorts investor relations website (ir.peakresorts.com) after the call concludes.

Definitions of Non-GAAP Financial Measures

Reported EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). The company defines reported EBITDA as net income before interest, income taxes, depreciation and amortization, gain on sale/leaseback, investment income, other income or expense and other non-recurring items. The following table includes a reconciliation of reported EBITDA to the GAAP related measure of net loss:

(dollars in thousands)	Three months ended April 30,		Year ended April 30,
	2016	2015	2016	2015
Net loss	$7,041	$9,780	$(3,226)	$(1,854)
Income tax benefit	$4,486	$6,660	$(2,078)	$(778)
Interest expense, net	$2,734	$2,594	$10,814	$15,458
Defeasance fee paid with debt restructure	$-	$-	$-	$5,000
Depreciation and amortization	$3,238	$2,385	$10,709	$9,450
Investment income	$(4)	$(4)	$(8)	$(11)
Gain on sale/leaseback	$(83)	$(83)	$(333)	$(333)
Gain on involuntary conversion	$-	$-	$(195)	$-
Insurance loss	$400	$-	$400	$-
Hunter Mountain season pass liability acquisition adjustment	$157	$-	$157	$-
Non-routine legal and settlement of lawsuit	$-	$157	$-	$(1,532)
Reported EBITDA	$17,969	$21,489	$16,240	$25,400

We have chosen to specifically include reported EBITDA as a measurement of our results of operations because we consider this measurement to be a significant indication of our financial performance and available capital resources. Because of large depreciation and other charges relating to our ski resorts, it is difficult for management to fully and accurately evaluate our financial results and available capital resources using net income. Management believes that by providing investors with reported EBITDA, investors will have a clearer understanding of our financial performance and cash flow because reported EBITDA: (i) is widely used in the ski industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary by company primarily based upon the structure or existence of their financing; (ii) helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating structure; and (iii) is used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for planning.

EBITDA is not a measure of performance defined by GAAP. Items excluded from reported EBITDA are significant components in understanding and assessing financial performance or liquidity. Reported EBITDA should not be considered in isolation or as alternative to, or substitute for, the GAAP related measure of net income, net change in cash and cash equivalents or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.

Because reported EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, reported EBITDA as presented may not be comparable to other similarly titled measures of other companies.

About Peak Resorts

Headquartered in Missouri, Peak Resorts, Inc. is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The company now operates 14 ski resorts primarily located in the Northeast and Midwest, 13 of which are company owned, including Hunter Mountain, the Catskills’ premier winter resort destination.

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York, Boston, Philadelphia, Cleveland and St. Louis, enabling day and overnight drive accessibility. The resorts under the company’s umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction and mountain biking and other summer activities. To learn more, visit the company’s website at ir.PeakResorts.com, or follow Peak Resorts on Facebook (https://www.facebook.com/skipeakresorts) for resort updates.

Forward Looking Statements

This news release contains forward-looking statements including statements regarding the future outlook and performance of Peak Resorts, Inc., and other statements based on current management expectations, estimates and projections. These statements are subject to a variety of risks and uncertainties, are not guarantees and are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, without limitation, those discussed under the caption “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended April 30, 2016, filed with the Securities and Exchange Commission, and as updated from time to time in the company’s filings with the SEC.  The forward-looking statements included in this news release are only made as of the date of this release, and Peak Resorts disclaims any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Consolidated Income Statements

(In thousands, except per share data)

	Years ended April 30,
	2016	2015	2014

Revenues	$95,729	$104,858	$105,205
Costs and Expenses
Resort operating expenses	72,215	72,670	73,942
Depreciation and amortization	10,709	9,450	9,155
General and administrative expenses	4,513	4,088	3,240
Land and building rent	1,386	1,440	1,464
Real estate and other taxes	1,932	1,828	1,651
Settlement of lawsuit	-	-	700
	90,755	89,476	90,152
Other Operating Income
Gain on settlement of lawsuit	-	2,100	-
Gain on involuntary conversion	195	-	-

Income from Operations	5,169	17,482	15,053

Other Income (expense)
Interest, net of interest capitalized of $867, $488, and $344 in 2016, 2015, and 2014, respectively	(10,814)	(15,458)	(17,359)
Defeasance fee paid with debt restructure	-	(5,000)	-
Gain on sale/leaseback	333	333	333
Investment income	8	11	11
	(10,473)	(20,114)	(17,015)

Loss before income tax benefit	(5,304)	(2,632)	(1,962)
Income tax benefit	(2,078)	(778)	(461)
Net Loss	$(3,226)	$(1,854)	$(1,501)

Basic and diluted loss per share	$(0.23)	$(0.22)	$(0.38)

Cash dividends declared per common share	$0.4125	$0.2466	$-

Consolidated Balance Sheets

(dollars in thousands)

	April 30,	April 30,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$5,396	$16,849
Restricted cash balances	61,099	37,519
Accounts receivable	4,772	1,639
Inventory	2,730	1,583
Deferred income taxes	1,092	970
Prepaid expenses and deposits	2,680	1,930
	77,769	60,490
Property and equipment-net	192,178	143,944
Land held for development	37,542	35,780
Intangible assets, net	846
Goodwill	5,009	627
Other assets	619	699
	$313,963	$241,540
Liabilities and Stockholders' Equity
Current liabilities
Acquisition line of credit	$15,500	$-
Accounts payable and accrued expenses	18,696	8,218
Accrued salaries, wages and related taxes and benefits	919	927
Unearned revenue	13,233	8,606
EB-5 investor funds in escrow	52,004	30,002
Current portion of deferred gain on sale/leaseback	333	333
Current portion of long-term debt and capitalized lease obligation	2,456	999
	103,141	49,085
Long-term debt	118,343	97,569
Capitalized lease obligation	4,419	1,494
Deferred gain on sale/leaseback	3,178	3,511
Deferred income taxes	12,672	8,831
Other liabilities	576	612
Commitments and contingencies
Stockholders' Equity
Common stock, $.01 par value, 20,000,000 shares authorized, 13,982,400 shares issued	140	140
Additional paid-in capital	82,728	82,538
Accumulated Deficit	(11,234)	(2,240)
	71,634	80,438
	$313,963	$241,540